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                                                                 Exhibit 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 15, 1997, included in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1996; (ii) our report dated January 15, 1997, incorporated by reference in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1996; and (iii) our report dated
June 20, 1997, included in the Abbott Laboratories Stock Retirement Plan Form 11-K, as amended, for the year ended December 31, 1996, and to all references to our Firm included in the registration statement.

                                  /s/ ARTHUR ANDERSEN LLP
                                  -------------------------
                                  ARTHUR ANDERSEN LLP


Chicago, Illinois
December 23, 1997